UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 7, 2006

General Cable Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

____________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On February 7, 2006, the registrant issued a press release, a copy of which is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(c)

The Exhibit accompanying this Report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

February 7, 2006

By:

/s/ Robert J. Siverd

Name:

Robert J. Siverd

Title:

Executive Vice President and

General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing
99	Press Release	Filed Herewith

General Cable Corporation

CONTACT:

Michael P. Dickerson

FOR IMMEDIATE RELEASE

Vice President of Finance and

         February 7, 2006

Investor Relations

(859) 572-8684

GENERAL CABLE REPORTS ADJUSTED FOURTH QUARTER EARNINGS UP 142%

HIGHLAND HEIGHTS, KENTUCKY, February 7, 2006 – General Cable Corporation (NYSE: BGC) reported today that net income for the fourth quarter and full year ended December 31, 2005 was $14.2 million and $39.2 million, respectively, compared to $27.2 million and $37.9 million for the corresponding periods of 2004. Earnings per share applicable to shareholders of the Company’s common stock on a diluted per share basis for the fourth quarter ended December 31, 2005 was a loss of $(0.08). Excluding the impact of the fourth quarter preferred stock conversion and a gain related to plant rationalizations, earnings per share applicable to shareholders of the Company’s common stock on a diluted per share basis for the fourth quarter ended December 31, 2005 was $0.29. In the fourth quarter of 2005, the Company recorded a charge of $16.3 million related to the preferred share conversion, including conversion transaction costs and the conversion premium, and a pre-tax gain of $0.5 million related to the facility closures undertaken during 2005. Included in the results for the 2004 fourth quarter were pre-tax charges of $5.0 million associated with the rationalization of certain of the Company’s manufacturing facilities and the unwinding of the Company’s former fiber optics joint venture. Also during the fourth quarter of 2004, the Company recognized a $0.4 million after-tax gain related to discontinued operations and a $23.9 million income tax benefit due to the elimination of certain prior year income tax exposures. These items increased reported net income by $20.9 million in the fourth quarter of 2004. On a comparable basis without the effect of these items in both periods, earnings per share were $0.29 in the fourth quarter of 2005 compared to $0.12 in the fourth quarter of 2004, an increase of 142%.

Revenues for the fourth quarter and full year ended December 31, 2005 were $617.5 million and $2,380.8 million, respectively, compared to $485.3 million and $1,970.7 million in the corresponding periods of 2004. On a metal-adjusted basis, revenues increased $64.5 million or 12% in the fourth quarter of 2005 compared to the fourth quarter of 2004, and $213.7 million or 10% for the full year of 2005 compared to the full year of 2004.   The 2004 net sales have been increased in this comparison to put them on a consistent metal-adjusted basis with 2005 net sales.

Fourth Quarter Highlights

•

Achieved 11th consecutive quarter of positive year-over-year metal-adjusted revenue growth.

•

Increased year over year fourth quarter gross margins over 150 basis points, on a metal-adjusted basis excluding unusual items.

•

Completed two strategic acquisitions, increasing expected annual revenues by more than $250 million and significantly expanded the Company’s capabilities to serve the global Energy market.

•

Completed preferred share conversion with 94% participation, increasing float of common stock by nearly 10 million shares and reducing future annual dividend payments approximately $5.6 million.

•

Completed amendment and extension of Senior Secured Revolving Credit Facility, adding flexibility to terms and lowering borrowing costs.

•

Completed $150 million notional cross-currency and interest rate swap reducing borrowing costs by approximately $6 million over two years.

-more-

GENERAL CABLE REPORTS FOURTH QUARTER 2005 RESULTS

Fourth Quarter Results

Net sales for the fourth quarter of 2005 were $617.5 million, an increase of 12% versus metal-adjusted net sales in the fourth quarter of 2004, despite a stronger dollar against foreign currencies which reduced revenue growth by two percentage points. The average price per pound of copper and aluminum increased $0.62 and $0.09, respectively, from the fourth quarter 2004 to the fourth quarter of 2005, and were up $0.33 and $0.12 from the third quarter of 2005, respectively.  Overall net sales for the quarter were positively affected by less than 1% as a result of the acquisition of the Helix electronics and datacom business in March of 2005.

Net sales were up in all reported business segments in the fourth quarter of 2005 compared to metal-adjusted net sales in the fourth quarter of 2004. The energy cable segment metal-adjusted revenues were up 13% including double-digit revenue growth in Europe and high single digit growth in the US led by gains in demand for bare aluminum transmission cable and medium voltage distribution cable as well as increased pricing which helped mitigate raw material inflation. The leverage of the additional volume and pricing actions taken over the last 12 months have helped propel energy segment operating margins up 320 basis points compared to a difficult fourth quarter of 2004.  Industrial & Specialty cables metal-adjusted revenue was up 15% due to strong demand, particularly in North America driven by marine, mining, oil and gas exploration and production products as well as portable power cords.  Revenue in the Communication cables segment increased 5%, led by a 40% increase in enterprise networking cable sales in North America, well in excess of estimated market growth, as the Company’s new go-to-market strategy implemented late in 2004 began to gain traction. Partially offsetting these increases were continued lower demand for outside plant telecommunications cables. Demand from the traditional regional bell operating companies (RBOC’s) has fallen at an annualized rate of approximately 7% per year over the last four years, and was down 10% in the fourth quarter of 2005 compared to the fourth quarter of 2004. As a result of this declining sales trend the Company closed one of its three telephone cable manufacturing facilities during the third quarter.  The Company has recorded net charges of $18.6 million in 2005 for rationalization actions and the relocation of fiber optic capacity into another facility. The Company now operates the telecommunications business at a higher utilization rate providing a source of earnings growth going into 2006.

Commenting on the status of the Company’s plant rationalization efforts, Gregory B. Kenny, President and Chief Executive Officer of General Cable said, “We have completed the closure of our Bonham, Texas and Dayville, Connecticut telecommunications facilities, ahead of schedule and below budget. We also completed the sale of the Bonham, Texas real estate in January 2006. The benefit of these actions, which was partially realized during the fourth quarter, will be fully realized in our earnings in 2006. I expect that this business will add meaningfully to our earnings growth picture going forward.”

Fourth quarter 2005 operating income was $28.5 million without the $0.5 million gain related to finalizing the facility closure charges, compared to fourth quarter 2004 operating income of $18.0 million (without the effect of $5.0 million in rationalization and charges related to unwinding our former fiber optic joint venture), an increase of $10.5 million or 58%. Adjusted operating earnings as a percent of metal-adjusted net revenues were 4.6% and 3.3% in the fourth quarter of 2005 and 2004, an increase of more than 130 basis points.

-more-

GENERAL CABLE REPORTS FOURTH QUARTER 2005 RESULTS

During the interim periods of 2005, revenue related to certain turn-key energy system projects in the Company’s Spanish operations was deferred until completion of those projects. In the fourth quarter of 2005, the Company determined that the revenues and related profits for a portion of the projects should have been recognized as energy cables were delivered to the customers. Results for the fourth quarter of 2005 included approximately $1.5 million of after-tax earnings that would have been recognized in earlier interim quarters of 2005 if the deferral had not occurred. The amount of after-tax earnings related to this issue was not material in any of the three previously reported interim periods of 2005. This benefit was partially offset by $1.3 million in LIFO expense charged against operating earnings during the fourth quarter of 2005 as the Company added over three million pounds of copper to inventory compared to the end of the third quarter of 2005. The inventory increase was principally the result of the Company’s decision to build its inventory position to support stronger than expected sales growth.

Selling, general and administrative expenses were 7.0% and 7.6% of metal-adjusted net sales in the fourth quarter of 2005 and 2004, respectively. Included in SG&A in the fourth quarter of 2004 was $4.7 million related primarily to the unwinding of our fiber optic joint venture.  Without this expense, SG&A as a percentage of metal-adjusted net sales for the fourth quarter of 2004 would have been 6.8%.

The Company’s effective tax rate for the fourth quarter of 2005 was 30.4% as a result of adjusting the full year 2005 tax provision to an effective rate of 35.7%.  This annual effective rate is below our statutory rate principally due to the effect of recognizing international tax credits during the fourth quarter of 2005 and the resolution of tax exposures which reduced our 2005 effective tax rate by approximately two points.  In the fourth quarter of 2004, the Company recorded a net tax benefit of $22.7 million related primarily to prior period tax exposures that were eliminated as a result of a tax notification that a prior period tax audit had been settled.

“The earnings improvement achieved in the fourth quarter is a result of a number of actions we have been taking to drive improvement across our entire business.  These actions include an increased investment in material science and technology resources, leveraging increased energy cable and industrial cable demand, accelerating pricing actions to recover raw material cost increases, and improvement in underperforming businesses through Lean initiatives, and marketing strategies. We have also taken several actions to reduce our borrowing costs and increase our operating and financing flexibility going forward,” commented Kenny. “These actions along with the geographic and product expansion initiatives we have made through the purchases of Silec in France, and Beru in Mexico, set the stage for ongoing growth in revenues and earnings in 2006 and beyond.”

-more-

GENERAL CABLE REPORTS FOURTH QUARTER 2005 RESULTS

Full Year Results

Net income for the full year ended December 31, 2005 was $39.2 million compared to $37.9 million for the full year of 2004. Included in the results for 2005 were net pre-tax charges of $18.6 million associated with the previously announced closure of certain of the Company’s manufacturing facilities. Also in the fourth quarter of 2005, the Company recorded a charge of $16.3 million related to the preferred share conversion, including the conversion transaction costs and the conversion premium. Included in the 2004 results were pre-tax charges of $7.1 million relating to the rationalization of certain manufacturing facilities, $1.5 million for remediation costs, $4.3 million related to the unwinding of the former fiber optics joint venture, a $0.9 million pre-tax loss resulting from unfavorable foreign currency transactions, a $0.4 million after-tax gain from discontinued operations, and a $23.9 million reduction in its tax provision.  On a comparable basis without the effect of these items in both periods, earnings per share were $1.01 in 2005, compared to $0.43 in 2004, an increase of 135%.

Preferred Stock Dividend

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a preferred stock dividend of approximately $0.72 per share for the three-month period ending February 24, 2006.  The dividend is payable on February 24, 2006 to preferred stockholders of record as of the close of business on January 31, 2006. After giving effect to the conversion of preferred shares into the Company’s common shares, which occurred during the fourth quarter, the Company expects this payment to be approximately $0.1 million per quarter on a go-forward basis.

First Quarter 2006 Outlook

Commenting on the first quarter of 2006, Kenny said, “We continue to experience an upward trend in demand for non-residential industrial, oil, gas, and petrochemical (OGP), energy, and enterprise networking products from our customers in North America and Europe, and accelerating demand for our products from the developing nations. Our early read on the Silec acquisition has been positive.  Our teams are working through the integration plan with particular focus on leveraging technology, market reach, and manufacturing best practices. Booking activity continues to be robust throughout all of our product lines and geographies. For the first quarter of 2006 we expect revenues to be between $680 million and $700 million, including approximately $60 million from acquisitions completed at the end of 2005. This assumes copper continues to trade in a range of $2.20 to $2.30 per pound during the first quarter. On a diluted per share basis, earnings should approximate $0.23 to $0.29, compared to first quarter 2005 diluted earnings per share of $0.18. We continue to introduce new price increases to recover raw material inflation as copper and aluminum accelerate to new highs,” Kenny concluded.

-more-

GENERAL CABLE REPORTS FOURTH QUARTER 2005 RESULTS

General Cable will discuss fourth quarter results on a conference call and webcast at 8:30 a.m. ET tomorrow, February 8. For more information please see our website at www.generalcable.com.

With over $2.5 billion of annualized revenues and 7,000 employees, General Cable (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. Visit our website at www.generalcable.com.

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include economic and political consequences resulting from the September 2001 terrorist attack and the war with Iraq, economic consequences arising from natural disasters and other similar catastrophes, such as floods, earthquakes, hurricanes and tsunamis; domestic and local country price competition, particularly in certain segments of the power cable market and other competitive pressures; general economic conditions, particularly in construction; changes in customer or distributor purchasing patterns in our business segments; the Company’s ability to increase manufacturing capacity and productivity; the financial impact of any future plant closures; the Company’s ability to successfully complete and integrate acquisitions and divestitures; the Company’s ability to negotiate extensions of labor agreements on acceptable terms; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the Company’s ability to pay dividends on its preferred stock; the impact of unexpected future judgments or settlements of claims and litigation; the Company’s ability to achieve target returns on investments in its defined benefit plans; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; the cost and availability of raw materials, including copper, aluminum and petrochemicals, generally and as a consequence of hurricanes Katrina and Rita; the Company’s ability to increase its selling prices during periods of increasing raw material costs; the impact of foreign currency fluctuations; the impact of technological changes; and other factors which are discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2005, as well as periodic reports filed with the Commission.

###

TABLES TO FOLLOW

Release No. 0497

2/07/06